Exhibit 99.1
Planet Reports Financial Results for First Quarter of Fiscal Year 2025
Delivers Record Quarterly Revenue of $60.4 Million, up 15% Year-over-Year
Launches Planet Insights Platform to Unlock the Power of Earth Observation Data
Tanager-1 Satellite Arrives at Vandenberg Space Force Base for Upcoming Launch

San Francisco, CA – June 6, 2024 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about Earth, today announced financial results for the period ended April 30, 2024.

“Planet delivered a solid quarter to start the year. Growth was driven by the government sector where we are seeing increased demand for our data, particularly when enhanced by AI-based partner solutions. We also launched the Planet Insights Platform to empower an ecosystem of customers and partners to easily access and build new solutions with our data,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “Additionally, we’re pleased to announce that the National Reconnaissance Office has renewed their contract with Planet under the EOCL award. We’re proud to continue to serve the US government with this renewal.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “We continue to make progress towards our target of achieving Adjusted EBITDA profitability in Q4 of this fiscal year - an important milestone on our journey to building a high margin, sustainable, cash flow generating business. Our balance sheet remains strong with approximately $276 million of cash, cash equivalents, and short-term investments as of the end of the quarter, and we continue to have no debt.”

First Quarter of Fiscal 2025 Financial and Key Metric Highlights:
•First quarter revenue increased 15% year-over-year to a record $60.4 million.
•Percent of Recurring Annual Contract Value (ACV) for the first quarter was 95%.
•End of Period (EoP) Customer Count increased 14% year-over-year to 1,031 customers.
•First quarter gross margin was 52%, compared to 53% in the first quarter of fiscal year 2024. First quarter Non-GAAP Gross Margin was 55%, compared to 56% in the first quarter of fiscal year 2024.
•First quarter net loss was ($29.3) million, compared to ($34.4) million in the first quarter of fiscal year 2024. First quarter Adjusted EBITDA loss was ($8.4) million, compared to a ($19.1) million loss in the first quarter of fiscal year 2024.
•Ended the quarter with $276 million in cash, cash equivalents and short-term investments.

Recent Business Highlights:

Growing Customer and Partner Relationships
•NRO: The National Reconnaissance Office (“NRO”) has renewed their contract for PlanetScope monitoring, SkySat high resolution tasking and Planet’s data archive under the Electro-Optical Commercial Layer (“EOCL”) program. Planet is pleased to have secured this important renewal and are proud to continue serving the US government’s needs.
•US Department of Defense: Planet successfully completed two seven-figure pilot programs for the United States Department of Defense in which it provided PlanetScope data enhanced with AI-based partner solutions. These pilots require broad area monitoring, detecting, and reporting, and reflect a growing trend toward acquiring focused insights from Planet’s global data. Additionally, last month Planet received an award from the Defense Innovation Unit (“DIU”) to accelerate next generation commercial satellite technology by studying and completing various reports; as it relates to DIU’s Hybrid Space Architecture mission.
•UK EO Data Hub: Planet signed a contract for the UK EO Data Hub through their partner Earth-i. Working with Earth-i, who offers Earth observation consultancy and program management services, the UK EO Data Hub project will have access to Planet's data platform and training services to support the development and operation of a new centralized EO platform infrastructure for the UK’s public institutions and commercial organizations looking to leverage Earth observation data.
•Kenya Space Agency: Planet won a new contract with the Kenya Space Agency to provide national PlanetScope data to be used for diverse applications across government institutions. Planet’s data will be used in policy and decision support on agriculture, urban management, spatial planning, disaster response, amongst other applications. Under the contract, the Agency will also have access to daily data that can help in situational awareness in the event of disasters like the recent flooding in the country.
•Eletrobras: Planet, through their partner SCCON, signed a three-year contract with Brazilian utilities company Eletrobras. Eletrobras is a new customer for Planet, and they will leverage Planet data and SCCON alert systems to monitor reservoirs and transmission lines, impacted by environmental change and irregular occupations.

New Technologies and Products
•Planet Insights Platform: Planet recently launched the Planet Insights Platform to fuel an ecosystem of partners and customers to easily build solutions and deliver Earth insights. Combining Planet’s analysis-ready Earth data products with cloud-based analytics and tools allows users to efficiently analyze, stream and distribute data at scale, as well as build applications that allow users to make decisions with confidence. With this launch, Planet can enable an ecosystem of customers and partners to leverage their domain expertise and unlock the power of Earth observation data for governments and businesses around the world.
•Tanager Hyperspectral Satellite: Planet announced that its first hyperspectral satellite, Tanager-1, is ready for launch. The spacecraft arrived at Vandenberg Space Force Base on June 3rd in preparation for liftoff as early as July. Tanager-1 will be the first of Planet’s next generation hyperspectral fleet, which will expand Planet’s imaging capabilities in the spectral domain to complement existing imaging capabilities in the temporal and spatial domains.

Impact and ESG
•Second Annual ESG Report: Planet released its second annual ESG Report, which can be found at planet.com/esg. It includes information on Planet’s ESG programs, and furthermore, highlights the use of Planet’s data by customers and business partners. In the report, Planet estimates that approximately 50% of Planet customers as of January 31st, 2024, have impact use cases, including environmental, social and humanitarian applications. Planet is proud to support the impact of customers and partners around the world with its powerful global data set.

Second Quarter Financial Outlook
For the second quarter of fiscal year 2025, ending July 31, 2024, Planet expects revenue to be in the range of approximately $59 million to $63 million. Non-GAAP Gross Margin is expected to be in the range of approximately 51% to 53%. Adjusted EBITDA loss is expected to be in the range of approximately ($10) million and ($7) million for the quarter. Capital Expenditures are expected to be in the range of approximately $14 million and $17 million for the quarter.

Planet has not reconciled its Non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the second quarter of fiscal year 2025 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s Non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, June 6, 2024. The webcast can be accessed at www.planet.com/investors/. A replay will be available approximately 2 hours following the event. If you would prefer to register for the conference call, please go to the following link: https://www.netroadshow.com/events/login?show=4b3cae49&confId=65435. You will then receive your access details via email.

Additionally, a supplemental presentation has been made available on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to over 1,000 customers, comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on Twitter.

Planet’s Use of Non-GAAP Financial Measures
This press release includes Non-GAAP Gross Profit, Non-GAAP Gross Margin, certain Non-GAAP Expenses described further below, Non-GAAP Loss from Operations, Non-GAAP Net Loss, Non-GAAP Net Loss per Diluted Share, Adjusted EBITDA and Backlog, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP Gross Profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets classified as cost of revenue, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination. The Company defines Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates Non-GAAP cost of revenue, Non-GAAP research and development expenses, Non-GAAP sales and marketing expenses, and Non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates Non-GAAP Loss from Operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination.

Non-GAAP Net Loss and Non-GAAP Net Loss per Diluted Share: The Company defines and calculates Non-GAAP Net Loss as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates Non-GAAP Net Loss per Diluted Share as Non-GAAP Net Loss divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, non-operating income and expenses such as foreign currency exchange gain or loss, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination.

The Company presents Non-GAAP Gross Profit, Non-GAAP Gross Margin, certain Non-GAAP Expenses described above, Non-GAAP Loss from Operations, Non-GAAP Net Loss, Non-GAAP Net Loss per Diluted Share and Adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates Backlog as remaining performance obligations plus the cancellable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents Backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes Backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates Annual Contract Value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract, excluding customers that are exclusively Sentinel Hub self-service paying users. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV Book of Business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Sentinel Hub self-service paying users. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV Book of Business. The Company does not annualize short-term contracts in calculating its EoP ACV Book of Business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of Recurring ACV is the portion of the total EoP ACV Book of Business that is recurring in nature. The Company defines EoP ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Sentinel Hub self-service paying users. The Company defines Percent of Recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Sentinel Hub self-service paying users) divided by the total dollar value of all contracts in our EoP ACV Book of Business. The Company believes Percent of Recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks Percent of Recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of Percent of Recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV Book of Business, which is used as part of the calculation of Percent of Recurring ACV.

EoP Customer Count: The Company defines EoP Customer Count as the total count of all existing customers at the end of the period excluding customers that are exclusively Sentinel Hub self-service paying users. For EoP Customer Count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP Customer Count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP Customer Count, the Company does not include users that only utilize the Company’s self-service Sentinel Hub web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. The Company believes excluding these users from EoP Customer Count creates a more useful metric, as the Company views the Sentinel Hub starter packages as entry points for smaller accounts, leading to broader awareness of the Company’s solutions throughout their networks and organizations. The Company believes EoP Customer Count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of the Company’s platform and is a measure of the Company’s success in growing its market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines Capital Expenditures as a Percentage of Revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital Expenditures as a Percentage of Revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes Capital Expenditures as a Percentage of Revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned” or the negative of these words or other similar terms or expressions that concern Planet's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, Planet’s path to profitability (including on an Adjusted EBITDA basis) and target for achieving Adjusted EBITDA profitability, Planet’s expectations regarding future product development and performance, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet's filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Report on Form 10-K and any subsequent filings with the SEC Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter ended April 30, 2024, are not necessarily indicative of its operating results for any future periods.

PLANET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)	April 30, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$107,367	$83,866
Restricted cash and cash equivalents, current	8,802	8,360
Short-term investments	168,218	215,041
Accounts receivable, net	38,527	43,320
Prepaid expenses and other current assets	23,044	19,564
Total current assets	345,958	370,151
Property and equipment, net	111,338	113,429
Capitalized internal-use software, net	16,066	14,973
Goodwill	137,110	136,256
Intangible assets, net	31,403	32,448
Restricted cash and cash equivalents, non-current	9,564	9,972
Operating lease right-of-use assets	20,966	22,339
Other non-current assets	2,199	2,429
Total assets	$674,604	$701,997
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,131	$2,601
Accrued and other current liabilities	43,361	44,779
Deferred revenue	63,646	72,327
Liability from early exercise of stock options	8,068	8,964
Operating lease liabilities, current	8,175	7,978
Total current liabilities	126,381	136,649
Deferred revenue	13,247	5,293
Deferred hosting costs	9,261	7,101
Public and private placement warrant liabilities	1,431	2,961
Operating lease liabilities, non-current	15,207	16,952
Contingent consideration	2,915	5,885
Other non-current liabilities	5,837	9,138
Total liabilities	174,279	183,979
Stockholders’ equity
Common stock	28	28
Additional paid-in capital	1,608,847	1,596,201
Accumulated other comprehensive income	548	1,594
Accumulated deficit	(1,109,098)	(1,079,805)
Total stockholders’ equity	500,325	518,018
Total liabilities and stockholders’ equity	$674,604	$701,997

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2024	2023
Revenue	$60,440	$52,703
Cost of revenue	28,757	24,556
Gross profit	31,683	28,147
Operating expenses
Research and development	25,589	28,186
Sales and marketing	21,485	23,125
General and administrative	19,180	21,528
Total operating expenses	66,254	72,839
Loss from operations	(34,571)	(44,692)
Interest income	3,107	4,506
Change in fair value of warrant liabilities	1,530	5,945
Other income, net	1,083	104
Total other income, net	5,720	10,555
Loss before provision for income taxes	(28,851)	(34,137)
Provision for income taxes	442	307
Net loss	(29,293)	(34,444)
Basic and diluted net loss per share attributable to common stockholders	$(0.10)	$(0.13)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	288,268,718	272,347,977

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended April 30,
(in thousands)	2024	2023
Net loss	$(29,293)	$(34,444)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(534)	(45)
Change in fair value of available-for-sale securities	(512)	(544)
Other comprehensive loss, net of tax	(1,046)	(589)
Comprehensive loss	$(30,339)	$(35,033)

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended April 30,
(In thousands)	2024	2023
Operating activities
Net loss	$(29,293)	$(34,444)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	13,103	10,248
Stock-based compensation, net of capitalized cost	13,072	15,356
Change in fair value of warrant liabilities	(1,530)	(5,945)
Change in fair value of contingent consideration	(101)	(423)
Other	(547)	(1,634)
Changes in operating assets and liabilities
Accounts receivable	5,482	(121)
Prepaid expenses and other assets	(731)	2,770
Accounts payable, accrued and other liabilities	(5,237)	(10,713)
Deferred revenue	(721)	(7,765)
Deferred hosting costs	2,206	2,070
Net cash used in operating activities	(4,297)	(30,601)
Investing activities
Purchases of property and equipment	(9,938)	(6,336)
Capitalized internal-use software	(1,418)	(739)
Maturities of available-for-sale securities	32,158	30,000
Sales of available-for-sale securities	43,116	—
Purchases of available-for-sale securities	(28,043)	(35,229)
Business acquisition, net of cash acquired	(1,068)	—
Purchases of licensed imagery	(4,024)	—
Other	(300)	(277)
Net cash provided by (used in) investing activities	30,483	(12,581)
Financing activities
Proceeds from the exercise of common stock options	20	3,295
Class A common stock withheld to satisfy employee tax withholding obligations	(2,015)	(1,896)
Other	(380)	—
Net cash provided by (used in) financing activities	(2,375)	1,399
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(276)	177
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	23,535	(41,606)
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	102,198	188,076
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$125,733	$146,470

PLANET
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (unaudited)

	Three Months Ended April 30,
(in thousands)	2024	2023
Net loss	$(29,293)	$(34,444)
Interest income	(3,107)	(4,506)
Income tax provision	442	307
Depreciation and amortization	13,103	10,248
Change in fair value of warrant liabilities	(1,530)	(5,945)
Stock-based compensation	13,072	15,356
Other income, net	(1,083)	(104)
Adjusted EBITDA	$(8,396)	$(19,088)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended April 30,
(in thousands)	2024	2023
Reconciliation of cost of revenue:
GAAP cost of revenue	$28,757	$24,556
Less: Stock-based compensation	876	917
Less: Amortization of acquired intangible assets	789	439
Non-GAAP cost of revenue	$27,092	$23,200

Reconciliation of gross profit:
GAAP gross profit	$31,683	$28,147
Add: Stock-based compensation	876	917
Add: Amortization of acquired intangible assets	789	439
Non-GAAP gross profit	$33,348	$29,503
GAAP gross margin	52%	53%
Non-GAAP gross margin	55%	56%

Reconciliation of operating expenses:
GAAP research and development	$25,589	$28,186
Less: Stock-based compensation	5,163	5,958
Less: Amortization of acquired intangible assets	—	—
Non-GAAP research and development	$20,426	$22,228
GAAP sales and marketing	$21,485	$23,125
Less: Stock-based compensation	2,403	3,080
Less: Amortization of acquired intangible assets	217	202
Non-GAAP sales and marketing	$18,865	$19,843
GAAP general and administrative	$19,180	$21,528
Less: Stock-based compensation	4,630	5,401
Less: Amortization of acquired intangible assets	79	80
Non-GAAP general and administrative	$14,471	$16,047

Reconciliation of loss from operations
GAAP loss from operations	$(34,571)	$(44,692)
Add: Stock-based compensation	13,072	15,356
Add: Amortization of acquired intangible assets	1,085	721
Non-GAAP loss from operations	$(20,414)	$(28,615)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2024	2023
Reconciliation of net loss
GAAP net loss	$(29,293)	$(34,444)
Add: Stock-based compensation	13,072	15,356
Add: Amortization of acquired intangible assets	1,085	721
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net loss	$(15,136)	$(18,367)

Reconciliation of net loss per share, diluted
GAAP net loss	$(29,293)	$(34,444)
Non-GAAP net loss	$(15,136)	$(18,367)

GAAP net loss per share, basic and diluted (1)	$(0.10)	$(0.13)
Add: Stock-based compensation	0.05	0.06
Add: Amortization of acquired intangible assets	—	—
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net loss per share, diluted (2) (3)	$(0.05)	$(0.07)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	288,268,718	272,347,977
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (2)	288,268,718	272,347,977

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

(in thousands)	April 30, 2024	January 31, 2024
Remaining performance obligations	$124,942	$132,571
Cancellable amount of contract value	94,831	109,821
Backlog	$219,773	$242,392
For remaining performance obligations as of April 30, 2024, the Company expects to recognize approximately 81% over the next 12 months, approximately 98% over the next 24 months, and the remainder thereafter. For Backlog as of April 30, 2024, the Company expects to recognize approximately 64% over the next 12 months, approximately 85% over the next 24 months, and the remainder thereafter.

Investor Contact

Chris Genualdi / Cleo Palmer-Poroner
Planet Labs PBC
ir@planet.com

Press Contact

Claire Bentley Dale
Planet Labs PBC
comms@planet.com